UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2021

TWINLAB CONSOLIDATED HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55181	46-3951742
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4800 T-Rex Avenue, Suite 305, Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(561) 443-5301

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2021, by unanimous written consent, the Board of Directors (the "Board") of Twinlab Consolidated Holdings, Inc. (the “Company”) appointed Mr. Craig Fabel to fill a vacancy on the Board.

Mr. Fabel was proposed by David Van Andel and was recommended by the Nominating/Corporate Governance Committee to be appointed to the Board pursuant to certain provisions of the Voting Agreement, dated as of October 5, 2015, among the Company, GREAT HARBOR CAPITAL, LLC (“Great Harbor”) and Golisano Holdings LLC, Thomas A. Tolworthy, Little Harbor, LLC (“Little Harbor”), and the David L. Van Andel Trust U/A dated November 30, 1993 (the “Voting Agreement”). Mr. Fabel is an Investor Designee of Great Harbor pursuant to Section 1.2 of the Voting Agreement. The transaction pursuant to which the Voting Agreement was entered into is more fully described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 8, 2015, which Current Report is hereby incorporated by reference herein.

From 2012 to the present, Mr. Fabel, age 51, has served as managing partner of Silverback Companies, LLC (“Silverback”), an investment consulting firm providing advisory services to early-stage technology companies. From 2019 to the present, Mr. Fabel has served as Chief Executive Officer of eTail Partners, a Silverback company, which provides Amazon marketing services for global consumer brands. Elected in May 2021, Mr. Fabel is currently a member of the board of directors of Veritas Farms, Inc. (OTC:VFRM), a vertically-integrated agribusiness focused on producing, marketing, and distributing full spectrum hemp oils and extracts. From 2018 to 2019, Mr. Fabel served as President and a member of the Board of Directors of Green Roads World, a formulator and manufacturer of high-quality CBD products. From 2009 to 2012, Mr. Fabel was the national account manager for Invacare Supply Group, a national healthcare and medical supply distributor. From 2008 to 2009, Mr. Fabel served as director of business development for AOM Healthcare Solutions (subsidiary of Owens & Minor, Nasdaq:OMI) a company delivering products and services to the diabetic patient market. From 2004 to 2008, Mr. Fabel served as founder and Chief Executive Officer of pulseMD, a health information technology company focused on emergency medicine. From 2001 to 2004, Mr. Fabel served as managing partner of Alternergy Partners, a company providing advisory services to venture capital. Mr. Fabel holds a Bachelor of Science degree in marketing from Florida State University.

The Company began working with eTail Partners in April 2020. For the year ended December 31, 2020, the Company paid eTail Partners $228,500 for the services eTail Partners provided the Company relating to the marketing and sales of the Company's products on ecommerce platforms. Mr. Fabel is the owner and Chief Executive Officer of eTail Partners.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWINLAB CONSOLIDATED HOLDINGS, INC.

Date: October 6, 2021	By:	/s/ Kyle Casey
Kyle Casey Chief Financial Officer